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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our reports on page F-3 and S-1 of this Form 10-K by reference in the prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-84974, 33-97680, 333-06873, 333-12983, 333-39289 and 333-45533) and Form S-8 (Nos. 333-06867 and 333-06869)
of Equity Residential Properties Trust.


                                            /s/ Grant Thornton LLP
                                            GRANT THORNTON LLP

Chicago, Illinois
March 19, 1998